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Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Foothills Resources, Inc., of our report dated February 19, 2001, relating to the December 31, 2000 financial statements of Foothills Resources, Inc., which appears in such Prospectus.

/s/ Amisano Hanson
Amisano Hanson, C.P.A.

West Vancouver, B.C.
April 23, 2001